Exhibit 99.1

Imperial Oil Limited	News Release
111 St Clair Avenue West
Toronto, Ontario
Canada M5W 1K3

Imperial reports strong operating performance
in second quarter 2004

Toronto, July 22, 2004 — Imperial Oil Limited today announced net earnings for the second quarter of 2004 of $454 million or $1.26 a share. This compared with record second-quarter earnings of $514 million or $1.38 a share in 2003, which included non-recurring gains of about $110 million in tax benefits and $55 million in foreign-exchange gains on U.S.-dollar denominated debt. Net earnings for the first half of 2004 were $963 million or $2.66 a share versus $1,052 million or $2.80 a share for the first half of 2003.

Imperial’s six-month earnings reflect the company’s strong operating and volume performance, despite lower production at Cold Lake due to the cyclic nature of the operation. The company was also able to capture the benefits of favourable market conditions including higher world oil prices and strong industry margins in petroleum refining and petrochemical products. However, when compared to the first six months of 2003, a higher Canadian dollar negatively affected realizations from resource and product sales by about $130 million.

Imperial’s total revenues were $5,466 million for the second quarter and $10,533 million for the first six months of 2004, compared with $4,510 million and $9,988 million for the corresponding periods of 2003. Capital and exploration expenditures were $305 million in the second quarter and $650 million in the first six months of 2004, versus $389 million and $744 million in the same periods last year. The company’s balance of cash and marketable securities was $439 million at June 30, 2004, versus $448 million at the end of 2003.

Through the first six months of 2004, Imperial repurchased about six million shares for $363 million. In June, the Toronto Stock Exchange approved continuation of Imperial’s share-purchase program, which enables the company to repurchase up to 17.9 million shares between June 23, 2004 and June 22, 2005.

Imperial’s chairman, president and chief executive officer, Tim Hearn said that the company’s operating performance remained strong through the second quarter. “Excluding non-recurring items, Imperial’s second-quarter and six-month earnings were higher this year than in 2003, reflecting favourable market conditions and solid operating performance,” Hearn said. “Earnings would have been even higher, without the effects of the Canadian dollar.”

“Progress was also made on projects to provide future growth, such as the Mackenzie Gas Project,” Hearn said. “Overall, Imperial remains well-positioned to continue to grow shareholder value.”

Imperial is one of Canada’s largest corporations and has been a leading member of the country’s petroleum industry for more than a century. It is also the country’s largest refiner and marketer of petroleum products — sold primarily under the Esso and Mobil brands — with a coast-to-coast supply network that includes 2,100 gasoline retail outlets.

For further information:
Investor relations	Media relations
Jean Côté	Richard O’Farrell
(416) 968-4262	(416) 968-4875

Highlights

Mackenzie gas project progresses

Significant progress has been made on the Mackenzie Gas Project. Additional geotechnical fieldwork was completed in the second quarter, and regulatory agencies announced that they are prepared to receive applications on the project during the summer. In June, a draft agreement for an environmental review of the project and draft terms of reference for the environmental impact statement were issued for public comment. In addition, through the end of the second quarter 1.6 million work hours had been completed on the project without a lost-time or recordable safety incident.

3-D Seismic to begin in Orphan Basin

In the second quarter, a seismic vessel was mobilized to begin acquisition of 3-D seismic data on leases in the Orphan Basin, located off the east coast of Newfoundland. The seismic program is expected to continue through the third quarter.

Share-purchase program to continue

In June, Imperial received approval from the Toronto Stock Exchange for a new normal course issuer bid to continue its share-purchase program. This enables the company to repurchase up to 17.9 million shares between June 23, 2004 and June 22, 2005. During the first half of 2004, the company repurchased about six million shares for $363 million.

IMPERIAL OIL LIMITED

FINANCIAL HIGHLIGHTS

			Six months
	Second quarter		to June 30
	2004	2003	2004	2003
Earnings (millions of dollars)
Natural resources	321	351	687	690
Petroleum products	108	102	243	241
Chemicals	29	7	41	13
Corporate and other	(4)	54	(8)	108

Net earnings	454	514	963	1,052

Cash flow from operating activities	652	672	1,042	1,372
Capital and exploration expenditures	305	389	650	744
Per-share information (dollars)
Net earnings - basic	1.26	1.38	2.67	2.80
Net earnings - diluted	1.26	1.38	2.66	2.80
Dividends	0.22	0.22	0.44	0.43
Share prices - close at June 30
Toronto Stock Exchange (Canadian dollars)			62.40	47.10
American Stock Exchange (U.S. dollars)			46.82	34.92

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATING RESULTS

The company’s net earnings for the second quarter were $454 million or $1.26 a share on a diluted basis, compared with $514 million or $1.38 a share for the same quarter of 2003. Net earnings for the first six months of 2004 were $963 million or $2.66 a share on a diluted basis, versus $1,052 million or $2.80 a share for the first half of 2003.

Earnings in the second quarter were positively impacted by higher realizations for crude oil and stronger refining and petrochemical margins partly offset by lower marketing margins. Operating and volume performance was strong despite lower production at Cold Lake due to the cyclic nature of the operation. However, those factors were more than offset by the negative earnings impact from the absence of tax rate reductions and settlement of tax matters totalling about $110 million and favourable foreign exchange effects on the company’s U.S.-dollar denominated debt of about $55 million, all reported in the second quarter of 2003. The higher Canadian dollar continued to have a negative earnings impact of about $25 million versus the same quarter last year.

For the first six months, higher realizations for crude oil, higher volumes of crude oil and natural gas, and stronger refining and petrochemical margins contributed positively to earnings, partly offset by lower marketing margins. However, when compared to the first six months of 2003, more than offsetting these factors were the combined negative effects of a higher Canadian dollar on resource and product prices of about $130 million, the absence of favourable foreign exchange effects on the company’s U.S.-dollar denominated debt of about $110 million, and lower benefits from tax matters of about $80 million.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

Total revenues were $5,466 million in the second quarter and $10,533 million in the first half of 2004, versus $4,510 million and $9,988 million in the same periods last year.

Natural resources

During the second quarter of 2004, net earnings from natural resources were $321 million compared with $351 million in the same period last year. Net earnings for the first six months were $687 million versus $690 million during the same period last year. For both these periods, the positive earnings effects of higher realizations for crude oil and higher Syncrude, natural gas liquids (NGLs) and natural gas volumes in 2004 were partly offset by lower Cold Lake bitumen production and higher expenses from stock-related compensation programs. However, those factors were more than offset by lower benefits from tax matters and the negative effects of a higher Canadian dollar.

While U.S.-dollar world oil prices in both the second quarter and first six months of 2004 were sharply higher than the same periods of 2003, increases in the company’s Canadian dollar realizations for conventional crude oil and Cold Lake bitumen were dampened by the effects of a higher Canadian dollar. Brent crude oil prices in U.S. dollars averaged 36 percent higher in the second quarter and 17 percent higher for the first six months, compared with the same periods last year. Realizations for the company’s conventional crude oil in the second quarter averaged 23 percent higher, and for the first half of the year four percent higher than the realizations of the same periods last year. Cold Lake bitumen realizations in the second quarter averaged about 15 percent higher, and for the first six months about three percent lower than the realizations of the same periods in 2003.

Realizations for natural gas averaged $6.87 a thousand cubic feet in the second quarter, compared with $6.80 a thousand cubic feet in the same quarter last year. For the first six-month period, realizations for natural gas averaged $6.72 a thousand cubic feet in 2004, down from $7.45 a thousand cubic feet in the same period of 2003.

Total gross production of crude oil and NGLs was 251 thousand barrels a day, down from 262 thousand barrels a day in the second quarter of 2003. For the first six months of the year, total gross production of crude oil and NGLs averaged 256 thousand barrels a day, compared with 252 thousand barrels a day in the same period of 2003.

Gross production of Cold Lake bitumen averaged 118 thousand barrels a day during the second quarter, down from 137 thousand barrels a day in the same quarter last year. For the first six-month period, gross production was 119 thousand barrels a day this year, versus 129 thousand barrels a day in the same period of 2003. Lower production was due to the cyclic nature of production at Cold Lake.

The company’s share of Syncrude’s gross production was 57 thousand barrels a day in the second quarter compared with 53 thousand barrels a day during the same period a year ago. During the first six-month period, the company’s share of gross production from Syncrude averaged 60 thousand barrels a day in 2004, up from 50 thousand barrels a day in the same period of 2003.

In the second quarter and first six months of this year, gross production of conventional crude oil averaged 44 thousand barrels a day, compared with 47 thousand barrels a day during the corresponding periods in 2003.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

Gross production of NGLs available for sale was 32 thousand barrels a day in the second quarter, up from 25 thousand barrels a day in the same quarter last year. During the first half of 2004, gross production of NGLs available for sale averaged 33 thousand barrels a day, compared with 26 thousand barrels a day in the same period of 2003.

Gross production of natural gas during the second quarter of 2004 increased to 535 million cubic feet a day from 489 million cubic feet a day in the same period last year. In the first half of the year, gross production was 558 million cubic feet a day, up from 488 million cubic feet a day in the first six months of 2003.

The increased natural gas and NGLs volumes were mainly due to higher production from the new facilities at Wizard Lake in Alberta, which were completed in the third quarter of 2003.

In April this year, the company, on behalf of the Mackenzie Gas Project participants, completed geotechnical fieldwork planned for the past winter session. During the same month, regulatory agencies responsible for the review of northern natural gas development issued a news release indicating they will be ready to receive applications on the Mackenzie Gas Project this summer. In June this year, the Inuvialuit Game Council, the Mackenzie Valley Environmental Impact Review Board and the Canadian Environmental Assessment Agency issued a draft agreement for an environmental impact review of the Mackenzie Gas Project and the draft terms of reference for the environmental impact statement for the Mackenzie Gas Project, for public comment.

On the East Coast, nine of 13 Nova Scotia exploration licenses expired on June 30, 2004, and $7 million was charged to second quarter earnings.

In June this year, the company sold its Mid Alberta Pipeline for a gain of $12 million.

Petroleum products

Net earnings from petroleum products were $108 million in the second quarter, up from $102 million in the same quarter of 2003. Earnings increased primarily because of improved international refining margins, and were partly offset by lower marketing margins, higher scheduled refinery turnaround impact of about $30 million and higher expenses from stock-related compensation programs. Six-month net earnings were $243 million, up from $241 million in the same period of 2003. Higher earnings were primarily due to improved international refining margins for petroleum products partly offset by lower marketing margins. Sales volumes of petroleum products were higher both in the second quarter and the first six months.

The planned maintenance activities at the company’s refineries were completed in the second quarter on schedule and without a safety incident.

Chemicals

Net earnings from chemical operations were $29 million in the second quarter, up from $7 million in the same quarter last year because of improved polyethylene and other chemical product margins and increased sales. Six-month net earnings were $41 million, compared with $13 million for the same period in 2003. Improved margins on sales of polyethylene and other chemical products contributed primarily to the increase.

IMPERIAL OIL LIMITED

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (continued .....)

Corporate and other

Net earnings from corporate and other operations were negative $4 million in the second quarter compared with positive $54 million in the same period of 2003. Six-month net earnings were negative $8 million versus positive $108 million last year. Lower earnings were due to the absence of the favourable foreign exchange effects on the company’s U.S.-dollar-denominated debt, which was replaced with Canadian-dollar denominated debt in June and July of 2003.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities was $652 million during the second quarter of 2004, down slightly from $672 million in the same period last year. Year-to-date cash flow from operating activities was $1,042 million, versus $1,372 million during the first half of 2003. The decreased cash inflow was mainly due to the impact of higher commodity prices on working capital.

Capital and exploration expenditures were $305 million in the second quarter, down from $389 million during the same quarter of 2003, and $650 million in the first half of 2004, versus $744 million in the same period a year ago. For the resources segment, capital and exploration expenditures were used to invest in long-term growth opportunities in the oilsands and Mackenzie gas. The petroleum products segment spent its capital expenditures mainly on projects to reduce the sulphur content of diesel fuel and to improve operating efficiency.

On June 21, 2004, the company announced that it had received final acceptance from the Toronto Stock Exchange for a new normal course issuer bid to continue its existing share-purchase program that expired on June 22, 2004. The new share-purchase program enables the company to repurchase up to 17.9 million shares during the period from June 23, 2004, to June 22, 2005. During the first half of 2004, the company repurchased about six million shares for $363 million.

Cash dividends of $160 million were paid in the first six months of 2004, compared with dividends of $159 million paid in the same period of 2003. Per-share dividends have been increased since the second quarter of 2003, resulting in higher dividends paid. This was partly offset by the effects of the company’s share-purchase program.

The above factors led to a slight decrease in the company’s balance of cash and marketable securities to $439 million at June 30, 2004, from $448 million at the end of 2003.

On May 6, 2004, the company filed a final short form shelf prospectus in Canada in connection with the issuance of Medium Term Notes over the 25-month period that the shelf prospectus remains valid. The unsecured notes will be issued from time to time at the discretion of the company in an aggregate amount not to exceed $1 billion. There have been no notes issued under this shelf prospectus.

IMPERIAL OIL LIMITED

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information about market risks for the six months ended June 30, 2004 does not differ materially from that discussed on page 27 in the company’s annual report to shareholders for the year ended December 31, 2003 and interim report to shareholders for the quarter ended March 31, 2004, except for the following sensitivity:

Earnings sensitivity (a) millions of dollars after tax
Eight cents decrease (increase) in the value of the Canadian dollar versus the U.S. dollar + (-) 380

The sensitivity to changes in the Canadian dollar versus the U.S. dollar increased from 2003 year-end and the first quarter of 2004 by about $5 million (after tax) for each one U.S.-cent difference due primarily to higher refining margins at the end of the second quarter.

(a) The amount quoted to illustrate the impact of the sensitivity represents a change of about 10 percent in the value of the commodity at the end of the second quarter 2004. The sensitivity calculation shows the impact on annual earnings that results from a change in one factor, after tax and royalties and holding all other factors constant. While the sensitivity is applicable under current conditions, it may not apply proportionately to larger fluctuations.

This report may contain forward-looking information. Actual results could differ materially due to market conditions, changes in law or government policy, changes in operating conditions and costs, changes in project schedules, operating performance, demand for oil and gas, commercial negotiations or other technical and economic factors.

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF EARNINGS
(unaudited)

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
REVENUES
Operating revenues	5,439	4,472	10,495	9,924
Investment and other income (3)	27	38	38	64

TOTAL REVENUES	5,466	4,510	10,533	9,988

EXPENSES
Exploration	15	4	31	11
Purchases of crude oil and products	3,174	2,464	6,007	5,660
Operating (2) (4)	738	703	1,421	1,442
Selling and general (4)	304	292	597	613
Federal excise tax	314	312	618	614
Depreciation and depletion	217	177	432	357
Financing costs (6)	9	(57)	19	(114)

TOTAL EXPENSES	4,771	3,895	9,125	8,583

EARNINGS BEFORE INCOME TAXES	695	615	1,408	1,405
INCOME TAXES	241	101	445	353

NET EARNINGS	454	514	963	1,052

PER-SHARE INFORMATION - dollars
Net earnings - basic (7)	1.26	1.38	2.67	2.80
Net earnings - diluted (7)	1.26	1.38	2.66	2.80
Dividends	0.22	0.22	0.44	0.43

CONSOLIDATED STATEMENT OF RETAINED EARNINGS
(unaudited)

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
RETAINED EARNINGS AT BEGINNING OF PERIOD	4,214	3,610	3,919	3,277
Net earnings for the period	454	514	963	1,052
Share purchases (7)	(198)	(151)	(332)	(277)
Dividends	(78)	(83)	(158)	(162)

RETAINED EARNINGS AT END OF PERIOD	4,392	3,890	4,392	3,890

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
inflow/(outflow)

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
OPERATING ACTIVITIES
Net earnings	454	514	963	1,052
Depreciation and depletion	217	177	432	357
(Gain)/loss on asset sales, after tax	(13)	1	(14)	1
Future income taxes and other	(69)	(84)	(158)	(242)

Cash flow from earnings	589	608	1,223	1,168
Accounts receivable	(4)	294	(183)	20
Inventories and prepaids	93	(146)	(202)	(261)
Income taxes payable	104	(22)	143	121
Accounts payable and other	(130)	(62)	61	324

Change in operating assets and liabilities	63	64	(181)	204

CASH FROM OPERATING ACTIVITIES	652	672	1,042	1,372

INVESTING ACTIVITIES
Additions to property, plant and equipment and intangibles	(283)	(380)	(602)	(725)
Proceeds from asset sales	53	17	66	22

CASH FROM (USED IN) INVESTING ACTIVITIES	(230)	(363)	(536)	(703)

FINANCING ACTIVITIES
Short-term debt - net	9	—	9	—
Long-term debt issued	—	546	—	546
Repayment of long-term debt	(8)	(546)	(8)	(546)
Issuance of common shares under stock option plan (7)	1	—	7	—
Common shares purchased (7)	(216)	(171)	(363)	(312)
Dividends paid	(80)	(80)	(160)	(159)

CASH FROM(USED IN) FINANCING ACTIVITIES	(294)	(251)	(515)	(471)

INCREASE (DECREASE) IN CASH	128	58	(9)	198
CASH AT BEGINNING OF PERIOD	311	906	448	766

CASH AT END OF PERIOD	439	964	439	964

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

IMPERIAL OIL LIMITED

CONSOLIDATED BALANCE SHEET
(unaudited)

	As at	As at
	June 30	Dec. 31
millions of dollars	2004	2003
ASSETS
Current assets
Cash	439	448
Accounts receivable	1,498	1,315
Inventories of crude oil and products	569	407
Materials, supplies and prepaid expenses	145	105
Future income tax assets	448	353

Total current assets	3,099	2,628
Investments and other long-term assets	232	259
Property, plant and equipment (8)	9,375	9,218
Goodwill	204	204
Other intangible assets	51	52

TOTAL ASSETS	12,961	12,361

LIABILITIES
Current liabilities
Short-term debt	81	72
Accounts payable and accrued liabilities	2,239	2,222
Income taxes payable	738	595
Current portion of long-term debt	743	501

Total current liabilities	3,801	3,390
Long-term debt (9)	625	859
Other long-term obligations	1,003	972
Future income tax liabilities	1,305	1,362

TOTAL LIABILITIES	6,734	6,583
SHAREHOLDERS’ EQUITY	6,227	5,778

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	12,961	12,361

Certain figures for the prior year have been reclassified in the financial statements to conform with the current year’s presentation.

Approved by the directors July 22, 2004

T.J Hearn	P.A. Smith

Chairman, president and	Controller and
chief executive officer	senior vice-president,
finance and administration

IMPERIAL OIL LIMITED

BUSINESS SEGMENTS (unaudited)

Second quarter	Resources			Products	Chemicals
millions of dollars	2004	2003	2004	2003	2004	2003
REVENUES
Operating revenues (a)	855	792	4,265	3,433	319	247
Intersegment sales (b)	692	573	407	327	73	62
Investment and other income	18	19	7	11	—	—

TOTAL REVENUES	1,565	1,384	4,679	3,771	392	309

EXPENSES
Exploration (c)	15	4	—	—	—	—
Purchases (b)	490	457	3,585	2,735	271	227
Operating (b)	404	410	286	262	48	38
Selling and general	6	3	272	261	26	28
Federal excise tax	—	—	314	312	—	—
Depreciation and depletion	156	122	58	49	3	6
Financing costs	—	—	1	—	—	—

TOTAL EXPENSES	1,071	996	4,516	3,619	348	299

EARNINGS BEFORE INCOME TAXES	494	388	163	152	44	10
INCOME TAXES	173	37	55	50	15	3

NET EARNINGS	321	351	108	102	29	7

EXPORT SALES TO THE UNITED STATES	335	305	221	158	185	147
CASH FLOW FROM EARNINGS	439	386	123	222	30	13
CAPEX (c)	249	232	54	144	2	13

Second quarter	Corporate		Consolidated
millions of dollars	2004	2003	2004	2003
REVENUES
Operating revenues (a)	—	—	5,439	4,472
Intersegment sales (b)	—	—	—	—
Investment and other income	2	8	27	38

TOTAL REVENUES	2	8	5,466	4,510

EXPENSES
Exploration (c)	—	—	15	4
Purchases (b)	—	—	3,174	2,464
Operating (b)	—	—	738	703
Selling and general	—	—	304	292
Federal excise tax	—	—	314	312
Depreciation and depletion	—	—	217	177
Financing costs	8	(57)	9	(57)

TOTAL EXPENSES	8	(57)	4,771	3,895

EARNINGS BEFORE INCOME TAXES	(6)	65	695	615
INCOME TAXES	(2)	11	241	101

NET EARNINGS	(4)	54	454	514

EXPORT SALES TO THE UNITED STATES	—	—	741	610
CASH FLOW FROM EARNINGS	(3)	(13)	589	608
CAPEX (c)	—	—	305	389

(a)	Includes crude sales made by Products in order to optimize refining operations.

(b)	Consolidated amounts exclude intersegment transactions, as follows:

	2004	2003
Purchases	1,172	955
Operating expenses	—	7

Total intersegment sales	1,172	962

(c)	Capital and exploration expenditures (CAPEX) include exploration expenses, additions to property, plant, equipment and intangibles and additions to capital leases.

IMPERIAL OIL LIMITED

BUSINESS SEGMENTS (unaudited)

Six months to June 30	Resources		Products		Chemicals
millions of dollars	2004	2003	2004	2003	2004	2003
REVENUES
Operating revenues (a)	1,745	1,796	8,188	7,601	562	527
Intersegment sales (b)	1,331	1,208	776	705	138	127
Investment and other income	18	31	15	19	—	—

TOTAL REVENUES	3,094	3,035	8,979	8,325	700	654

EXPENSES
Exploration (c)	31	11	—	—	—	—
Purchases (b)	968	1,042	6,791	6,165	493	486
Operating (b)	785	833	544	538	92	78
Selling and general	10	9	541	546	46	58
Federal excise tax	—	—	618	614	—	—
Depreciation and depletion	309	241	117	103	6	13
Financing costs	—	1	1	—	—	—

TOTAL EXPENSES	2,103	2,137	8,612	7,966	637	635

EARNINGS BEFORE INCOME TAXES	991	898	367	359	63	19
INCOME TAXES	304	208	124	118	22	6

NET EARNINGS	687	690	243	241	41	13

EXPORT SALES TO THE UNITED STATES	667	657	475	406	323	295
CASH FLOW FROM EARNINGS	933	811	254	355	43	17
CAPEX (c)	524	459	118	264	8	21
TOTAL ASSETS AS AT June 30 (b)	6,666	6,172	5,721	5,455	495	390
CAPITAL EMPLOYED AS AT June 30	4,070	3,510	2,937	2,575	256	176

Six months to June 30	Corporate		Consolidated
millions of dollars	2004	2003	2004	2003
REVENUES
Operating revenues (a)	—	—	10,495	9,924
Intersegment sales (b)	—	—	—	—
Investment and other income	5	14	38	64

TOTAL REVENUES	5	14	10,533	9,988

EXPENSES
Exploration (c)	—	—	31	11
Purchases (b)	—	—	6,007	5,660
Operating (b)	—	—	1,421	1,442
Selling and general	—	—	597	613
Federal excise tax	—	—	618	614
Depreciation and depletion	—	—	432	357
Financing costs	18	(115)	19	(114)

TOTAL EXPENSES	18	(115)	9,125	8,583

EARNINGS BEFORE INCOME TAXES	(13)	129	1,408	1,405
INCOME TAXES	(5)	21	445	353

NET EARNINGS	(8)	108	963	1,052

EXPORT SALES TO THE UNITED STATES	—	—	1,465	1,358
CASH FLOW FROM EARNINGS	(7)	(15)	1,223	1,168
CAPEX (c)	—	—	650	744
TOTAL ASSETS AS AT June 30 (b)	439	964	12,961	12,664
CAPITAL EMPLOYED AS AT June 30	439	1,006	7,702	7,267

(a)	Includes crude sales made by Products in order to optimize refining operations.

(b)	Consolidated amounts exclude intersegment transactions, as follows:

	2004	2003
Purchases	2,245	2,033
Operating expenses	—	7

Total intersegment sales	2,245	2,040

Intersegment receivables and payables	360	317

(c)	Capital and exploration expenditures (CAPEX) include exploration expenses, additions to property, plant, equipment and intangibles and additions to capital leases.

IMPERIAL OIL LIMITED

OPERATING STATISTICS
(unaudited)

			Six months
	Second quarter		to June 30
	2004	2003	2004	2003
GROSS CRUDE OIL AND NGL PRODUCTION (thousands of barrels a day)
Conventional	44	47	44	47
Cold Lake	118	137	119	129
Syncrude	57	53	60	50

Total crude oil production	219	237	223	226
Natural gas liquids (NGLs) available for sale	32	25	33	26

Total crude oil and NGL production	251	262	256	252

NET CRUDE OIL AND NGL PRODUCTION (thousands of barrels a day)
Conventional	34	36	34	36
Cold Lake	105	122	108	114
Syncrude	57	52	60	49

Total crude oil production	196	210	202	199
Natural gas liquids (NGLs) available for sale	26	19	27	20

Total crude oil and NGL production	222	229	229	219

COLD LAKE BLEND SALES (thousands of barrels a day)	157	180	160	171
NGL SALES (thousands of barrels a day)	32	29	40	38
NATURAL GAS (millions of cubic feet a day)
Production (gross)	535	489	558	488
Production (net)	493	426	509	427
Production available for sale (gross)	476	417	491	418
Production available for sale (net)	434	354	442	357
Sales	511	444	511	442
AVERAGE PRICES (dollars)
Conventional crude oil sales (a barrel)	47.45	38.53	45.08	43.20
Par crude oil price at Edmonton (a barrel)	51.35	42.39	49.04	47.04
Heavy crude oil at Hardisty (Bow River, a barrel)	37.66	31.80	36.58	35.96
NGL sales (a barrel)	28.79	29.68	30.64	35.51
Natural gas sales (a thousand cubic feet)	6.87	6.80	6.72	7.45
PETROLEUM PRODUCTS SALES (millions of litres a day)
Gasolines	33.0	33.2	32.5	32.6
Heating, diesel and jet fuels	24.6	23.2	27.1	26.8
Heavy fuel oils	6.2	5.1	5.7	4.8
Lube oils and other products	7.2	5.7	5.9	5.2

Net petroleum products sales	71.0	67.2	71.2	69.4
Sales under purchase and sale agreements	12.7	14.8	13.9	14.8

Total petroleum products sales	83.7	82.0	85.1	84.2

TOTAL REFINERY THROUGHPUT (millions of litres a day)	70.2	72.9	73.0	71.9
REFINERY CAPACITY UTILIZATION (percent)	88	91	92	90
PETROCHEMICAL SALES (thousands of tonnes a day)	3.6	3.1	3.3	3.4

IMPERIAL OIL LIMITED

SHARE OWNERSHIP, TRADING AND PERFORMANCE
(unaudited)

			Six months
	Second quarter		to June 30
	2004	2003	2004	2003
RETURN ON AVERAGE CAPITAL EMPLOYED (a) (rolling 4 quarters, percent)			21.7	27.2
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY (rolling 4 quarters, percent)			26.6	34.7
INTEREST COVERAGE RATIO - EARNINGS BASIS (rolling 4 quarters, times covered)			61.6	72.7
SHARE OWNERSHIP
Outstanding shares (thousands)
Monthly weighted average	358,772	374,194	360,236	376,022
At June 30			356,802	372,067
Number of shareholders
At June 30			15,256	15,738
SHARE PRICES
Toronto Stock Exchange (Canadian dollars)
High	64.25	47.40	64.45	47.80
Low	58.40	43.20	56.42	43.20
Close at June 30			62.40	47.10
American Stock Exchange (U.S. dollars)
High	47.13	34.99	48.70	34.99
Low	43.17	29.94	42.34	28.25
Close at June 30			46.82	34.92

(a) Return on capital employed is the rolling four quarters’ net earnings excluding the after-tax cost of financing divided by the average rolling four quarters’ capital employed.

IMPERIAL OIL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. Accounting principles

These consolidated financial statements follow the same accounting policies and methods of computation as, and should be read in conjunction with, the most recent annual consolidated financial statements.

2. Reporting of fuel consumed in operations

Beginning in 2004, fuel consumed in operations, previously included in purchases of crude oil and products, is reclassified as operating expenses in the consolidated statement of earnings. Prior period amounts have been reclassified for comparative purposes. This reclassification has no impact on total expenses and net earnings or on the cash flow profile of the company.

3. Divestments

Investment and other income includes gains and losses on asset sales as follows:

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
Proceeds from asset sales	53	17	66	22
Book value of assets sold (a)	35	18	47	23

Gain/(loss) on asset sales, before tax (b)	18	(1)	19	(1)

Gain/(loss) on asset sales, after tax (b)	13	(1)	14	(1)

(a) Assets sold did not include cash.

(b) Second quarter 2004 included a gain of $16 million ($12 million after income taxes) from the sale of the company’s Mid Alberta Pipeline.

4. Employee retirement benefits

The components of net benefit cost included in total expenses in the consolidated statement of earnings are as follows:

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
Pension benefits:
Current service cost	19	18	39	36
Interest cost	59	55	118	110
Expected return on plan assets	(56)	(45)	(112)	(90)
Amortization of prior service cost	7	6	14	13
Recognized actuarial loss	17	17	34	34

Net benefit cost	46	51	93	103

Other post-retirement benefits:
Current service cost	1	2	3	3
Interest cost	6	5	12	11
Recognized actuarial loss	1	—	2	1

Net benefit cost	8	7	17	15

IMPERIAL OIL LIMITED

5.	Incentive compensation programs

The company accounts for its incentive compensation programs, except for the incentive stock option plan issued prior to January 1, 2003, by using the fair-value-based method. Under this method, compensation expense related to the units of these programs is recorded in the consolidated statement of earnings over the vesting period. The company accounts for its incentive stock option plan by using the intrinsic-value-based method and does not recognize compensation expense on the issuance of stock options because the exercise price is equal to the market value at the date of grant. If the fair-value-based method of accounting had been adopted to account for the incentive stock option plan, the impact on net earnings and earnings per share would have been negligible.

The company purchased shares on the market to fully offset the dilutive effects from the exercise of incentive stock options. The company does not plan to issue stock options in the future.

6.	Financing costs

			Six months
	Second quarter		to June 30
millions of dollars	2004	2003	2004	2003
Debt related interest	7	8	17	16
Other interest	2	1	2	2

Total interest expense	9	9	19	18
Foreign exchange expense (gain) on long-term debt	—	(66)	—	(132)

Total financing costs	9	(57)	19	(114)

IMPERIAL OIL LIMITED

7. Common shares

	As at	As at
	June 30	Dec. 31
thousands of shares	2004	2003
Authorized	450,000	450,000
Common shares outstanding	356,802	362,653

In 1995 through 2003, the company purchased shares under nine 12-month normal course share purchase programs, as well as an auction tender. On June 23, 2004, another 12-month normal course program was implemented with an allowable purchase up to 17.9 million shares (five percent of the total on June 21, 2004), less any shares purchased by the employee savings plan and company pension fund. The results of these activities are as shown below:

	millions of
Year	Shares	Dollars
1995 - 2002	202.7	5,169
2003 - Second quarter	3.8	171
Full year	16.3	799
2004 - Second quarter	3.5	216
Full year	6.0	363
Cumulative purchases to date	225.0	6,331

Exxon Mobil Corporation’s participation in the above maintained its ownership interest in Imperial at 69.6 percent.

The excess of the purchase cost over the stated value of shares purchased has been recorded as a distribution of retained earnings.

The following table provides the calculation of basic and diluted earnings per share:

			Six months
	Second quarter		to June 30
	2004	2003	2004	2003
Net earnings (millions of dollars)	454	514	963	1,052
(thousands of shares)
Average number of common shares outstanding, weighted monthly	358,772	374,194	360,236	376,022
Plus: average number of shares issued on assumed exercise of stock options	718	—	705	—

Weighted average number of diluted common shares	359,490	374,194	360,941	376,022

Earnings per share - basic (dollars)	1.26	1.38	2.67	2.80
Earnings per share - diluted (dollars)	1.26	1.38	2.66	2.80

IMPERIAL OIL LIMITED

8. Investment in oil, gas and mineral leases

The company’s net investment in oil, gas and mineral leases reported in property, plant and equipment as of June 30, 2004 was $819 million, and as of December 31, 2003 was $935 million.

9. Long-term debt

			As at	As at
		Interest	June 30	Dec. 31
Issued	Maturity date	rate	2004	2003
2003	$250 million due May 26, 2005 and
	$250 million due August 26, 2005 (a)	Variable	250	500
2003	January 19, 2006	Variable	318	318

Long-term debt			568	818
Capital leases			57	41

Total long-term debt			625	859

(a) The portion of variable-rate loan from Exxon Overseas Corporation of $250 million due on May 26, 2005 has been reclassified to the current portion of long-term debt in the balance sheet.